UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2008

HOME FEDERAL BANCORP
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-18847	35-1807839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Washington Street, Columbus, Indiana		47201
(Address of Principal Executive Offices)		(Zip Code)

(812) 522-1592
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

The Board of Directors of Home Federal Bancorp (the “Corporation”) adopted the Home Federal Bancorp Long-Term Incentive Plan (the “LTIP”), effective as of January 1, 2005.  The LTIP is intended to provide executives with an opportunity to earn long-term incentive compensation based upon the achievement of long-term strategic goals, and is thereby designed to align executive interests with owners’ interests, recognize team achievement and facilitate attracting, motivating and retaining key executives.

Granting of Awards Under the LTIP

On April 22, 2008, the Compensation Committee of the Board of Directors considered and approved awards under the LTIP to the following key executives of the Corporation:

John K. Keach, Jr.	Chairman of the Board, President and Chief Executive Officer
Charles R. Farber	Executive Vice President
Mark T. Gorski	Executive Vice President and Chief Financial Officer

Each participant will receive and enter into an Award Agreement containing the specific terms of the award approved by the Compensation Committee.  The Award Agreements provide for a performance period of January 1, 2008 through December 31, 2010, and establish performance goals measured by the earnings per share (“EPS”) and total shareholder return (“TSR”) of the Company, as more specifically defined in the Award Agreements.

Each performance goal has three distinct performance levels, including a threshold level, a target level and a maximum level, with each level representing entitlement to a different cash payment award amount.  The specific performance goals and performance levels for the key executives are set forth below, with the specific terms used more completely defined in the LTIP and the Award Agreements:

EPS Performance Goal

EPS Growth Equal to or Greater Than	Cash Payment Formula for Mr. Keach	Cash Payment Formula for Other Key Executives
5%	(Base salary x .25) x .50	(Base salary x .25) x .35
10%	(Base salary x 1.0) x .50	(Base salary x 1.0) x .35
20%	(Base salary x 2.0) x .50	(Base salary x 2.0) x .35

TSR Performance Goal

TSR Percentile of the Peer Group	Cash Payment Formula for Mr. Keach	Cash Payment Formula for Other Key Executives
25th percentile	(Base salary x .25) x .50	(Base salary x .25) x .35
50th percentile	(Base salary x 1.0) x .50	(Base salary x 1.0) x .35
75th percentile	(Base salary x 2.0) x .50	(Base salary x 2.0) x .35

The form of the Award Agreement to be used in connection with the LTIP and to be offered to each of the key executives as discussed above is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. This Award Agreement reflects a change made to the previously approved and filed form of Award Agreement in one respect. The new agreement provides that no payment of a cash award based on EPS Growth in excess of 10% or a TSR Percentile in excess of 50% may be made without the approval of the Compensation Committee of the Corporation’s Board of Directors which shall have sole discretion to determine whether all, part or none of such award or awards may be made. The awards previously granted to certain executive officers in 2006 (for the three-year period ended December 31, 2008) and in 2007 (for the three-year period ended December 31, 2009) previously reported by the Corporation are now reflected by award agreements containing this change in the form of Award Agreement set forth as Exhibit 10.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Long-Term Incentive Plan Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 22, 2008	HOME FEDERAL BANCORP

	By:	/s/ John K. Keach, Jr.
John K. Keach, Jr., President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Long-Term Incentive Plan Award Agreement